BALLARD SPAHR ANDREWS & INGERSOLL, LLP LETTERHEAD
                  A PENNSYLVANIA LIMITED LIABILITY PARTNERSHIP
                          800 Hudson Square, 5th Floor
                          Camden, New Jersey 08102-1155
                               Main 609-541-5577
                               Fax: 609-541-8272
                            Lawyers@BALLARDSPAHR.com

                                                                     FILE NUMBER
                                                                          866604

                                  July 13, 1998

Monarch Properties, Inc.
8889 Pelican Bay Boulevard, Suite 501
Naples, Florida 34108

                  Re:      Monarch Properties, Inc.
                           Registration Statement on Form S-11
                           (Registration No. 333-51127 )
                           -------------------------------------


Ladies and Gentlemen:

         We have served as Maryland counsel to Monarch Properties, Inc., a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the registration of up to 19,925,000 shares (including an option to purchase up to an additional 2,475,000 shares) (the "Shares") of common stock, $.001 par value per share, of the Company ("Common Stock"), as described in the above-referenced Registration Statement, under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

         In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

         1. The Registration Statement, including the related form of prospectus included therein, in the form in which it was transmitted to the Commission under the 1933 Act;

         2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

         3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;


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Monarch Properties, Inc.
July 13, 1998

                  4. Resolutions adopted by the Board of Directors, or a duly authorized committee thereof, of the Company relating to the authorization, sale,issuance and registration of the Shares, certified as of the date hereof by an officer of the Company;

                  5. A certificate of the SDAT, as of a recent date, as to the good standing of the Company;

                  6. A certificate executed by an officer of the Company, dated the date hereof;

                  7. The form of certificate representing a share of Common Stock, certified as of the date hereof by an officer of the Company; and

                  8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

                  In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

                  1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                  4. All Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf


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Monarch Properties, Inc.
July 13, 1998
are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

                  The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

                  Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

                  1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. The Shares have been duly authorized and, when and if issued in accordance with the resolutions of the Board of Directors of the Company, or a duly authorized committee thereof,authorizing their issuance, will be duly and validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

                  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

                  This opinion is being furnished to you for your submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Company) without, in each instance, our prior written consent.

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Monarch Properties, Inc.
July 13, 1998

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm in the section entitled "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                       Very truly yours,



                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP